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                                    EXHIBIT G

                                                                  EXECUTION COPY

                            MASTER CUSTODIAN CONTRACT

     This Master Custodian Contract (this "Contract") is made as of February 8, 2007 by and among each registered investment company identified on the signature page hereto (each such investment company and each investment company subsequently made subject to this Contract in accordance with Section 21.1 below, shall hereinafter be referred to as a "FUND" and references made herein to "the Fund" shall be deemed references to each Fund), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "CUSTODIAN").

                                   WITNESSETH:

     WHEREAS, each Fund is authorized to issue shares of common stock or shares of beneficial interest in separate series ("SHARES"), with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, each Fund intends that this Contract be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Contract in accordance with Section 21.2 below, shall hereinafter be referred to as the "PORTFOLIOS");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment of Custodian and Property to be Held by It

     Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolios, desires to be held in places within the United States ("DOMESTIC SECURITIES") and securities it desires to be held outside the United States ("FOREIGN SECURITIES"). Each Fund on behalf of the Portfolios agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolios from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Fund representing Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Article 9 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio (each a "LOCAL AGENT"), (ii) held by Special Sub-Custodians (as such term is defined in Article 6 hereof), or (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advances (each a "PLEDGEE"). With respect to uncertificated shares (the "UNDERLYING SHARES") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the "1940 ACT")), whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of

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the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the
1940 Act (hereinafter sometimes referred to as the "UNDERLYING PORTFOLIOS") the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

     Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolios from time to time employ one or more sub-custodians, located in the United States as approved by the Board; provided, however, that the Custodian shall have no more or less responsibility or liability to the Funds on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain each Portfolio's foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Articles 3 and 4 hereof.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "U.S. SECURITIES SYSTEM") and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.11 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios (the "UNDERLYING TRANSFER AGENT").

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;


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     5)   To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio;

     11) For delivery as security in connection with any borrowings by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;


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     13)  For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the "CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent ("TRANSFER AGENT") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund, related to the Portfolio ("PROSPECTUS"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15) Upon the sale or other delivery of such securities (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement or securities lending transactions, each a "REPO CUSTODIAN"), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with
          Section 2.6(7), as applicable, shall each be referred to herein as a "FREE TRADE"), provided that such Proper Instructions shall set forth
          (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

     16) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

     17) In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.11 hereof; and

     18) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other


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     good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Directors of the applicable Fund (in each case, the "BOARD"). Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Collection of Income. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(10) or 2.2(15) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to contract or custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The Custodian shall credit income to the Portfolio as such income is received or in accordance with Custodian's then current payable date income schedule. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian's applicable rate for time credited. Income on securities loaned other than from the Custodian's securities lending program shall be credited as received. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.


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2.6  Payment of Fund Monies. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in
          Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.11 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in
          Article 9;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Article 7 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the Fund's articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, "GOVERNING DOCUMENTS");

     6) For payment of the amount of dividends received in respect of securities sold short;


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     7)   Upon the purchase of domestic securities including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(15), as applicable, shall each be referred to herein as a "FREE TRADE"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and
          (b) the person(s) to whom such payment is made; and

     8) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by a Fund on behalf of a Portfolio; and

     9) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

2.7 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.8 Appointment of Domestic Sub-Custodians. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act, to act as a custodian, as its sub-custodian to carry out such custodial functions under this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any domestic sub-custodian shall not relieve the Custodian of or in any way abrogate its responsibilities or liabilities hereunder. An Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.8 or any other provision of this Contract.

2.9 Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

2.10 Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section
     2.9 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures


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     Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and
     (iv) for any other purpose but only upon receipt of and in accordance with Proper Instructions from the Fund on behalf of the applicable Portfolio.

2.11 Deposit of Fund Assets with an Underlying Transfer Agent. Underlying Shares beneficially owned by a Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent. The Custodian's responsibilities with respect thereto shall be limited to the following:

     1) Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of the Portfolio.

     2) In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's books and records.

     3) In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian's books and records.

     The Custodian shall not be liable to any Fund for any loss or damage to such Fund or any Portfolio resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except to the extent that such loss or damage results directly from the fraud, negligence or willful misconduct of the Custodian or any of its agents.

2.12 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.13 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are


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     registered otherwise than in the name of the Portfolio or a nominee of the
     Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Fund for each applicable Portfolio all written information received by the Custodian regarding any class action or other litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the term of this Contract by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Contract, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.14.

2.15 Investments in Loans. The provisions of this section shall apply with respect to Loans (as defined below).

     1) For purposes of this section, the following terms shall have the following meanings:

          "FINANCING DOCUMENTS" means promissory notes, mortgages, security agreements, assignment agreements, settlement agreements, participation agreements, leases and other instruments, certificates, agreements and documents (or copies thereof) constituting, evidencing, representing or otherwise relating to Loans.

          "LOAN INFORMATION" for a Loan means (i) the Financing Documents, (ii) the Payment Schedule, and (iii) such other information with respect to the Loan and Financing Documents as the Custodian reasonably may require in order to perform its services hereunder.


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          "LOANS" means Portfolio assets in the nature of loans and
          participations and other interests in loans in which a Fund on behalf of the applicable Portfolio is a lender, including leases used as financing transactions.

          "OBLIGOR" means the party obligated under applicable Financing Documents to pay a Loan.

          "PAYMENT SCHEDULE" an amortization schedule of payments identifying the amount and due dates of scheduled principal and interest payments and related payment amount information.

     2) Safekeeping and Delivery of Financing Documents. The Custodian shall hold Financing Documents that the Fund delivers or causes to be delivered to Custodian from time to time in its vault facility but only pursuant to Proper Instructions from the Fund. Financing Documents other than those described in the foregoing sentence shall be held subject to the same security as other physical documents and records that the Custodian holds for the Fund. The Custodian is not obligated to require delivery of any Financing Documents or to require delivery of originals of Financing Documents that may be delivered to it as physical or electronic copies, or to inquire into the issuance of any Financing Documents or the existence of originals thereof, the Fund being solely responsible for determining the Financing Documents to be delivered, the form in which they are to be delivered and the method of acquiring and evidencing the ownership thereof. The Custodian shall promptly release any Financing Documents to the Fund or to any party specified to receive such Financing Documents pursuant to Proper Instructions from the Fund. The Custodian shall not be deemed to have or be charged with knowledge of the sale of any Loan unless the Custodian shall have received Proper Instructions from the Fund with respect thereto.

     3) Responsibility for Financing Documents. The Custodian shall not be obligated to examine the contents or determine the sufficiency of any Financing Documents or to provide any certification with respect thereto, whether such Financing Documents are received by the Custodian as original documents, photocopies, electronic documents, by facsimile or otherwise. The Custodian shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received, and the genuineness and due authority of any signature appearing thereon. The Custodian shall not be obligated to examine Financing Documents or make other inquiries to determine the sufficiency, validity or genuineness of or title to any Financing Documents or whether the assignment or transfer of the related Loan or applicable interest or participation in the related Loan is effective or enforceable. Without limiting the generality of the foregoing, it is understood and agreed that the Company in its sole discretion may cause delivery of a Loan to the Custodian to be evidenced solely by delivery to the Custodian of an original or physical or electronic copy of an assignment or transfer agreement or a confirmation or certification stating that the Fund on behalf of the applicable Portfolio has acquired such Loan, with or without delivery of any promissory note, participation certificate or similar instrument.

     4) Record Keeping. The Custodian shall (i) record and track Loan payments on a daily basis; (ii) maintain detailed accrual information for each Loan, including but not limited to interest payments and fee payments received, receivables past due and principal payments received; (iii) value each Loan in accordance with the Fund's Proper Instructions utilizing the information sources designated in writing by the Fund; and (iv) provide reports and information from the books and records it maintains for the Fund in accordance with the Fund's Proper Instructions.

     5) Collection of Loan Payments. The Fund on behalf of the applicable Portfolio shall cause the Custodian to be named as its nominee for payment purposes under the Financing Documents or otherwise provide for the direct payment of the Loan payments to the Custodian. The Custodian shall credit to the Portfolio's account all payments with respect to a Loan actually received by the Custodian and identified as for the account of the Portfolio. All credits and payments credited to the Portfolio shall be conditional upon clearance and actual receipt by the Custodian of final payment thereon. If any Loan payments, whether principal or interest, are not received by the Custodian within three business days of the due date, the Custodian shall notify the Fund of the Obligor's failure to make the Loan payment. The Custodian shall have no obligations with respect to Loan payments and the collection thereof other than the duty to notify the Fund as provided in this paragraph. In no event shall the Custodian be under any obligation to make any advance of its own funds in respect of any Loan.

     6) Other Responsibilities of the Custodian. The Custodian shall have no responsibilities or duties whatsoever with respect to Loans or the Financing Documents, except as expressly set forth herein. Without limiting the generality of the foregoing, the Custodian shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loans or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or Obligor, except that the Custodian shall undertake reasonable efforts to forward any such notice to the Fund). The Custodian shall be entitled to rely upon the Loan Information provided to it by the Fund and any information and notices received by the Custodian from time to time from the related bank agent, Obligor or similar party with respect to the related Loan, without any obligation on the part of the Custodian independently to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness thereof. The Custodian shall have no liability for any delay or failure on the part of the Fund in providing necessary Loan Information to the Custodian, or for any inaccuracy therein or incompleteness thereof. In case any question arises as to its duties hereunder, the Custodian may request instructions from the Fund and shall be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund.

3.   Provisions Relating to Rules 17f-5 and 17f-7

3.1 Definitions. The following capitalized terms as used throughout this Contract shall have the following meanings:

     "COUNTRY RISK" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

     "ELIGIBLE FOREIGN CUSTODIAN" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in
     Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

     "ELIGIBLE SECURITIES DEPOSITORY" has the meaning set forth in section
     (b)(1) of Rule 17f-7 of the 1940 Act.

     "FOREIGN ASSETS" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

     "FOREIGN CUSTODY MANAGER" has the meaning set forth in section (a)(3) of Rule 17f-5 of the 1940 Act.

3.2  The Custodian as Foreign Custody Manager.

     1) Delegation to the Custodian as Foreign Custody Manager. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     2) Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2(5) hereof.

          Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the applicable Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Contract by a Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

          The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3)   Scope of Delegated Responsibilities:

          a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

          b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

          c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2(5) hereunder.

     4) Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

     5) Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

     6) Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     7) Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

     8) Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of
          Section 3.2(2) hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3  Eligible Securities Depositories.

     1) Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

     2) Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3(1).

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

     "FOREIGN SECURITIES SYSTEM" means an Eligible Securities Depository listed on Schedule B hereto.

     "FOREIGN SUB-CUSTODIAN" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2 Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3 Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4  Transactions in Foreign Custody Account.

     1) Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          a) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

          b) in connection with any repurchase agreement related to foreign securities;

          c) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

          d) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

          e) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

          f) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

          g) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

          h) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

          i) for delivery as security in connection with any borrowing by a Fund on behalf of Portfolios requiring a pledge of assets by the Fund on behalf of such Portfolios;

          j) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          k)   in connection with the lending of foreign securities; and

          (l) Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

          m) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     2) Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

          a) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

          b) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

          c) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

          d) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

          e) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          f) for payment of part or all of the dividends received in respect of securities sold short;

          g) in connection with the borrowing or lending of foreign securities; and

          (h) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

          i) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     3) Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

          The Custodian shall provide to the Boards the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Boards being provided with substantively less information than had been previously provided hereunder.

4.5 Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7 Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with Custodian's then current payable date income schedule. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian's applicable rate for time credited. Income on securities loaned other than from the Custodian's securities lending program shall be credited as received.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9 Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and
     (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the applicable Fund all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other litigation in connection with Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Contract by the Custodian via a Foreign Sub-Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Contract, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

4.10 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11 Liability of Custodian. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

5.   Contractual Settlement Services (Purchase / Sales)

5.1 The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of each Portfolio in connection with (i) the purchase of securities for such Portfolio, and (ii) proceeds of the sale of securities held on behalf of such Portfolio, on a contractual settlement basis.

5.2 The services described above (the "CONTRACTUAL SETTLEMENT SERVICES") shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Contract at its sole discretion immediately upon notice to the applicable Fund on behalf of each Portfolio, including, without limitation, in the event of force majeure events affecting settlement or any material disorder in applicable securities markets.

5.3 The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the applicable Portfolio as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Custodian shall promptly recredit such amount at the time that the Portfolio or the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

5.4 With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the "SETTLEMENT AMOUNT") shall be made to the account of the applicable Portfolio as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be made conditional upon (i) the Custodian's having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and (ii) the Custodian or its agent's having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Portfolio) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

5.5 Simultaneously with the making of such provisional credit, the Fund on behalf of the applicable Portfolio agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Portfolio to the full extent of the credited amount, and each Portfolio hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian's possession, in accordance with the terms of
     Article 17 of this Contract. In the event that the applicable Portfolio fails to promptly repay any provisional credit, the Custodian shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts.

5.6 The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Portfolio shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Portfolio to the Custodian and may be debited from any cash account held for benefit of the Portfolio.

5.7 In the event that the Custodian is unable to debit an account in accordance with Section 5.6 above of the Portfolio, and the Portfolio fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with Section 5.6 this Contract, (i) the Custodian may charge the Portfolio for reasonable costs and expenses associated with providing the provisional credit, including without limitation the reasonable cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of this Contract and (iv) the Custodian shall have the right to setoff against any property and the discretion to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Portfolio to the full extent necessary for the Custodian to make itself whole, provided, however, that the Custodian shall notify the applicable Fund promptly following any such disposition of any property of a Portfolio, state the reason for such disposition and list the property disposed of.

6.   Special Sub-Custodians

     Upon receipt of Proper Instructions, the Custodian shall, on behalf of one or more Portfolios, appoint one or more Special Sub-Custodians for the purposes of effecting such transactions as may be designated in such Proper Instructions or to serve as a Foreign Sub-Custodian in such markets as may be designated in such Proper Instructions. In connection with the appointment of any Special Sub-Custodian, and in accordance with Proper Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance acceptable to the Custodian and approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Contract. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Special Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

7.   Payments for Sales or Repurchases or Redemptions of Shares of the Fund

     The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

     From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

8.   Tax Law

     The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

9.   Proper Instructions

     "PROPER INSTRUCTIONS," which may also be standing instructions, as such term is used throughout this Contract shall mean instructions received by the Custodian from a Fund, a Fund's duly authorized transfer agent, investment manager or investment adviser, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.10 hereof.

     Concurrently with the execution of this Contract, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund's Treasurer or Assistant Treasurer, a certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

10.  Actions Permitted without Express Authority

     The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

11.  Evidence of Authority

     The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

12. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding Shares of each Portfolio.

13.  Records

     The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the applicable provisions of the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

     Each Fund acknowledges and agrees that, with respect to investments maintained with an Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Contract, including without limitation, the duties set forth in this Article 13; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. Each Fund acknowledges that, with respect to Portfolio property released and delivered pursuant to Section 2.2(15), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them in performing its duties under this Contract, including without limitation, the duties set forth in this Article 13.

14.  Intentionally omitted.

15.  Reports to Fund by Independent Public Accountants

     The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "SECURITIES SYSTEM"), relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

16.  Compensation of Custodian

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

17.  Responsibility of Custodian

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by each Fund and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk, including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

     Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by any Fund or its investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; (vii) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Contract.

     If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

     If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

     Except as may arise from the Custodian's own negligence or willful misconduct, each Fund shall indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, reasonable counsel fees, payments and liabilities which may be asserted against the Custodian (a) acting in accordance with any Proper Instruction including, without limitation, any Proper Instruction with respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the applicable Portfolio to receive income with respect to purchased investments, (ii) the failure of the applicable Portfolio to recover amounts invested on maturity of purchased investments, (iii) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) the Custodian's reliance upon information provided by the applicable Fund, the Fund's counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(15) or Section 2.6(7) hereof, or (b) for the acts or omissions of any Special Sub-Custodian.

     In no event shall the Custodian be liable for indirect, special or consequential damages.

18.  Effective Period, Termination and Amendment

     1) This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual written agreement of the parties hereto.

     2)   At any time following the effective date of this Contract:

          (i) the Funds may at any time by action of the applicable Board(s) of Directors immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by an appropriate regulatory agency or court of competent jurisdiction; and

          (ii) any party to this Contract may at any time terminate this Contract upon one hundred eighty (180) days prior written notice to the other party or parties.

     3) Notwithstanding the foregoing, no Fund shall terminate this Contract in contravention of any applicable federal or state regulations, or any provision of such Fund's Governing Documents.

     4) Any termination of this Contract may be with respect to any one particular Fund or Portfolio and, in such event, shall in no way affect the rights and duties under this Contract with respect to any other Fund or Portfolio.

     5) Upon termination of the Contract for any reason, the applicable Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements associated with its provision of services hereunder to such Portfolio.

19.  Successor Custodian

     If a successor custodian for one or more of the Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at an Underlying Transfer Agent.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such Proper Instructions.

     In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at an Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

20.  Interpretive and Additional Provisions

     In connection with the operation of this Contract, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract; provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund's Governing Documents. Any agreement as to interpretive or additional provisions shall be in a writing signed by the Custodian and each applicable Fund and shall be annexed hereto. Unless such writing specifically provides otherwise, no interpretive or additional provisions made as provided in this sub-section shall be deemed to be an amendment of this Contract.

21.  Additional Funds and Portfolios

21.1 Additional Funds. In the event that any registered investment company in addition to those executing this Contract on the signature page hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees to provide such services, such registered investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Article 22 below. The Custodian acknowledges that it will agree to render services as custodian to any additional registered investment companies that are determined to be acceptable pursuant to the Custodian's then-current new business acceptance policies and procedures, and that it will promptly notify any entity that is determined to be unacceptable.

21.2 Additional Portfolios. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees to provide such services, such series of Shares shall become a Portfolio hereunder. The Custodian acknowledges that that it will agree to render services as custodian to any additional portfolios provided that (a) the types of assets held by such portfolios, and (b) the services to be provided by the Custodian hereunder, are substantially the same as the types of assets and services relating to the then existing Portfolios and Funds. If the conditions of the preceding sentence do not apply to an additional portfolio, the parties agree to negotiate in good faith to reach mutually acceptable terms relating to the services, if any, to be provided by the Custodian and the compensation, if any, to be paid to the Custodian with regard to such services.

22.  Representations and Warranties.

     Each of the Custodian and the Funds hereby represents and warrants to the other parties hereto that (a) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Contract; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Contract; (d) this Contract constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Contract shall not cause a material breach or be in material conflict with any other agreement or obligation of such party or any law or regulation applicable to it.

23.  Massachusetts Law to Apply

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

24.  Prior Contracts

     This Contract supersedes and terminates, as of the date hereof, all prior contracts between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund's assets.

25.  Reproduction of Documents

     This Contract and all schedules, exhibits, addenda, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

26.  Remote Access Services Addendum.

     The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

27.  Notices.

     Any Proper Instruction, notice, communication or other instrument required to be given hereunder may be (a) delivered in person to the offices of the parties as set forth herein during normal business hours; or (b) effected directly between electro-mechanical or electronic devices as provided in Article 9 hereof; or (c) delivered by prepaid certified mail (in which case it shall be deemed to have been served on the delivery date specified on the return receipt ); or (d) delivered by telecopy (in which case it shall be deemed to have been served on the business day after the receipt thereof). Each party hereto shall designate from time to time the person(s) and address(es) for Proper Instructions and other communications related to the daily operations. Proper Instructions and other communications related to this Contract (including, but not limited to termination, breach, or default) shall be delivered at the following addresses or such other addresses as may be notified by any party from time to time.

     To Custodian:

          State Street Bank and Trust Company
          801 Pennsylvania Avenue
          Kansas City, MO 64105
          Attention: Vice President, Custody
          Telephone: 816-871-4100
          Telecopy: 816-871-9675

     To each Fund:

          [Fund name]
          c/o Hartford Administrative Services Company
          500 Bielenberg Drive
          Woodbury, MN 55125
          Attention: Tami Fagely, Vice President
          Tel: 651-738-5586
          Fax: 651-738-0996

          With a copy to:

          The Hartford
          Life Law Group - Mutual Funds Unit
          200 Hopmeadow Street
          Simsbury, CT 06070
          Attention: Edward MacDonald, Assistant General Counsel
          Tel: 860-843-9934
          Fax: 860-297-8892

28.  Counterparts.

     This Contract may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Contract.

29.  Business Continuity.

     On or before the date of this Contract, the Custodian shall, at its expense, have implemented, and shall continue to maintain and periodically test and update a commercially reasonable business continuity and disaster recovery plan to provide for the protection of information, data and assets of and relevant to its customers, including the Funds.

30.  Severability; Waiver.

     If any provision or provisions of this Contract shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. Failure by any party to insist on strict compliance with this Contract will not be considered a waiver by such party of any default or breach under the Contract. The failure of any party to exercise any right under this Contract shall not to any extent preclude such party from asserting or relying upon such right at any other time or in any other instance.

31.  Employment of Sub-contractors and Agents.

     Subject to Section 2.8 and Article 4, the Custodian may at any time or times in its discretion employ (and may at any time remove) sub-contractors and agents to carry out such functions as the Custodian may from time to time direct; provided, however, that the employment of any sub-contractor or agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

31.  Shareholder Communications

     SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide the Fund's names, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or object by checking one of the alternatives below.

          Yes [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

          No [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

                           Next Page is Signature Page

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date first above-written.

STATE STREET BANK AND TRUST COMPANY     ATTEST


By: /s/ Kenneth A. Bergeron             By: /s/ Elizabeth G. Bruce
    ---------------------------------       ------------------------------------
Name: Kenneth A. Bergeron               Name: Elizabeth G. Bruce
Title: Senior Vice President

Each of the following registered investment companies acting with respect to each of its series listed on Appendix A hereto or, if no such series is so listed, acting for itself, severally and not jointly

HARTFORD SERIES FUND, INC.              ATTEST


By: /s/ Tamara L. Fagely                By: /s/ Edward P. Macdonald
    ---------------------------------       ------------------------------------
Name: Tamara L. Fagely                  Name: Edward P. Macdonald
Title: Vice President


THE HARTFORD MUTUAL FUNDS, INC.         ATTEST


By: /s/ Tamara L. Fagely                By: /s/ Edward P. Macdonald
    ---------------------------------       ------------------------------------
Name: Tamara L. Fagely                  Name: Edward P. Macdonald
Title: Vice President


THE HARTFORD MUTUAL FUNDS II, INC.      ATTEST


By: /s/ Tamara L. Fagely                By: /s/ Edward P. Macdonald
    ---------------------------------       ------------------------------------
Name: Tamara L. Fagely                  Name: Edward P. Macdonald
Title: Vice President


HARTFORD HLS SERIES FUND II, INC.       ATTEST


By: /s/ Tamara L. Fagely                By: /s/ Edward P. Macdonald
    ---------------------------------       ------------------------------------
Name: Tamara L. Fagely                  Name: Edward P. Macdonald
Title: Vice President


HARTFORD INCOME SHARES FUND, INC.       ATTEST


By: /s/ Tamara L. Fagely                By: /s/ Edward P. Macdonald
    ---------------------------------       ------------------------------------
Name: Tamara L. Fagely                  Name: Edward P. Macdonald
Title: Vice President

                                   APPENDIX A

The following registered management investment companies and series are parties to the attached Custodian Contract as of February 8, 2007:

INVESTMENT COMPANY NAME, JURISDICTION OF
ORGANIZATION AND TYPE OF ENTITY                      NAME OF SERIES
----------------------------------------             --------------
Hartford Series Fund, Inc., a Maryland corporation

The Hartford Mutual Funds, Inc., a Maryland corporation

The Hartford Mutual Funds II, Inc., a Maryland corporation

Hartford HLS Series Fund II, Inc., a Maryland corporation

Hartford Income Shares Fund, Inc., a Maryland corporation

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                      SUBCUSTODIAN
-------                      ------------
Argentina                    Citibank, N.A.

Australia                    Westpac Banking Corporation

                             Citibank Pty. Limited

Austria                      Erste Bank der Osterreichischen Sparkassen AG

Bahrain                      HSBC Bank Middle East
                             (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                   Standard Chartered Bank

Belgium                      BNP Paribas Securities Services, S.A.

Benin                        via Societe Generale de Banques en Cote d'Ivoire,
                             Abidjan, Ivory Coast

Bermuda                      The Bank of Bermuda Limited

Botswana                     Barclays Bank of Botswana Limited

Brazil                       Citibank, N.A.

Bulgaria                     ING Bank N.V.

Burkina Faso                 via Societe Generale de Banques en Cote d'Ivoire,
                             Abidjan, Ivory Coast

Canada                       State Street Trust Company Canada

Cayman Islands               Scotiabank & Trust (Cayman) Limited

Chile                        BankBoston, N.A.

People's Republic of China   The Hongkong and Shanghai Banking Corporation Limited, Shanghai and
                             Shenzhen branches

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                      SUBCUSTODIAN
-------                      ------------
Colombia                     Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                   Banco BCT S.A.

Croatia                      Privredna Banka Zagreb d.d

Cyprus                       Cyprus Popular Bank Public Company Ltd.

Czech Republic               Ceskoslovenska Obchodni Banka, A.S.

Denmark                      Skandinaviska Enskilda Bankken AB, Sweden (operating through its
                             Copenhagen branch)

Ecuador                      Banco de la Produccion S.A. PRODUBANCO

Egypt                        HSBC Bank Egypt S.A.E.
                             (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia                      AS Hansabank

Finland                      Nordea Bank Finland Plc.

France                       BNP Paribas Securities Services, S.A.

                             Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany                      Deutsche Bank AG

Ghana                        Barclays Bank of Ghana Limited

Greece                       National Bank of Greece S.A.

Guinea-Bissau                via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Hong Kong                    Standard Chartered Bank (Hong Kong) Limited

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                      SUBCUSTODIAN
-------                      ------------
Hungary                      HVB Bank Hungary Rt.

Iceland                      Kaupthing Bank hf.

India                        Deutsche Bank AG

                             The Hongkong and Shanghai Banking Corporation Limited

Indonesia                    Deutsche Bank AG

Ireland                      Bank of Ireland

Israel                       Bank Hapoalim B.M.

Italy                        BNP Paribas Securities Services, S.A.

                             Deutsche Bank S.p.A.

Ivory Coast                  Societe Generale de Banques en Cote d'Ivoire

Jamaica                      Bank of Nova Scotia Jamaica Ltd.

Japan                        Mizuho Corporate Bank Ltd.

                             Sumitomo Mitsui Banking Corporation

Jordan                       HSBC Bank Middle East
                             (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                   HSBC Bank Kazakhstan
                             (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kenya                        Barclays Bank of Kenya Limited

Republic of Korea            Deutsche Bank AG

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                      SUBCUSTODIAN
-------                      ------------
                             The Hongkong and Shanghai Banking Corporation Limited

Latvia                       A/s Hansabanka

Lebanon                      HSBC Bank Middle East
                             (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania                    SEB Vilniaus Bankas AB

Malaysia                     Standard Chartered Bank Malaysia Berhad

Mali                         via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Malta                        The Hongkong and Shanghai Banking Corporation Limited

Mauritius                    The Hongkong and Shanghai Banking Corporation Limited

Mexico                       Banco Nacional de Mexico S.A.

Morocco                      Attijariwafa bank

Namibia                      Standard Bank Namibia Limited

Netherlands                  Deutsche Bank AG

New Zealand                  Westpac Banking Corporation

Niger                        via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Nigeria                      Stanbic Bank Nigeria Limited

Norway                       Nordea Bank Norge ASA

Oman                         HSBC Bank Middle East Limited
                             (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                      SUBCUSTODIAN
-------                      ------------
Pakistan                     Deutsche Bank AG

Palestine                    HSBC Bank Middle East Limited
                             (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama                       HSBC Bank (Panama) S.A.

Peru                         Citibank del Peru, S.A.

Philippines                  Standard Chartered Bank

Poland                       Bank Handlowy w Warszawie S.A.

Portugal                     Banco Comercial Portugues S.A.

Puerto Rico                  Citibank N.A.

Qatar                        HSBC Bank Middle East Limited
                             (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania                      ING Bank N.V.

Russia                       ING Bank (Eurasia) ZAO, Moscow

Senegal                      via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Serbia                       HVB Bank Serbia and Montenegro a.d.

Singapore                    DBS Bank Limited

                             United Overseas Bank Limited

Slovak Republic              Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej banky v SR

Slovenia                     Bank Austria Creditanstalt d.d. - Ljubljana

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                      SUBCUSTODIAN
-------                      ------------
South Africa                 Nedbank Limited

                             Standard Bank of South Africa Limited

Spain                        Deutsche Bank S.A.E.

Sri Lanka                    The Hongkong and Shanghai Banking Corporation Limited

Swaziland                    Standard Bank Swaziland Limited

Sweden                       Skandinaviska Enskilda Banken AB

Switzerland                  UBS AG

Taiwan - R.O.C.              Central Trust of China

Thailand                     Standard Chartered Bank (Thai) Public Company Limited

Togo                         via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago            Republic Bank Limited

Tunisia                      Banque Internationale Arabe de Tunisie

Turkey                       Citibank, A.S.

Uganda                       Barclays Bank of Uganda Limited

Ukraine                      ING Bank Ukraine

United Arab Emirates         HSBC Bank Middle East Limited
                             (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom               State Street Bank and Trust Company, United kingdom Branch

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                      SUBCUSTODIAN
-------                      ------------
Uruguay                      BankBoston, N.A.

Venezuela                    Citibank, N.A.

Vietnam                      The Hongkong and Shanghai Banking Corporation Limited

Zambia                       Barclays Bank of Zambia Plc.

Zimbabwe                     Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                      DEPOSITORIES
-------                      ------------
Argentina                    Caja de Valores S.A.

Australia                    Austraclear Limited

Austria                      Oesterreichische Kontrollbank AG
                             (Wertpapiersammelbank Division)

Bahrain                      Clearing, Settlement, and Depository System of the Bahrain Stock
Exchange

Bangladesh                   Central Depository Bangladesh Limited

Belgium                      Banque Nationale de Belgique

                             Euroclear Belgium

Benin                        Depositaire Central - Banque de Reglement

Bermuda                      Bermuda Securities Depository

Brazil                       Central de Custodia e de Liquidacao Financeira de Titulos Privados
(CETIP)
                             Companhia Brasileira de Liquidacao e Custodia

                             Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria                     Bulgarian National Bank

                             Central Depository AD

Burkina Faso                 Depositaire Central - Banque de Reglement

Canada                       The Canadian Depository for Securities Limited

Chile                        Deposito Central de Valores S.A.

People's Republic            China Securities Depository and Clearing Corporation Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                      DEPOSITORIES
-------                      ------------
of China                     Shanghai Branch

                             China Securities Depository and Clearing Corporation Limited
                             Shenzhen Branch

Colombia                     Deposito Central de Valores

                             Deposito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica                   Central de Valores S.A.

Croatia                      Sredisnja Depozitarna Agencija d.d.

Cyprus                       Central Depository and Central Registry

Czech Republic               Czech National Bank

                             Stredisko cennych papiru - Ceska republika

Denmark                      Vaerdipapircentralen (Danish Securities Center)

Egypt                        Misr for Clearing, Settlement, and Depository S.A.E.

                             Central Bank of Egypt

Estonia                      AS Eesti Vaartpaberikeskus

Finland                      Suomen Arvopaperikeskus Oy

France                       Euroclear France

Germany                      Clearstream Banking AG, Frankfurt

Greece                       Apothetirion Titlon AE - Central Securities Depository

                             Bank of Greece,
                             System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau                Depositaire Central - Banque de Reglement

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                      DEPOSITORIES
-------                      ------------
Hong Kong                    Central Moneymarkets Unit

                             Hong Kong Securities Clearing Company Limited

Hungary                      Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                      Icelandic Securities Depository Limited

India                        Central Depository Services (India) Limited

                             National Securities Depository Limited

                             Reserve Bank of India

Indonesia                    Bank Indonesia

                             PT Kustodian Sentral Efek Indonesia

Israel                       Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy                        Monte Titoli S.p.A.

Ivory Coast                  Depositaire Central - Banque de Reglement

Jamaica                      Jamaica Central Securities Depository

Japan                        Bank of Japan  - Net System

                             Japan Securities Depository Center (JASDEC) Incorporated

Jordan                       Securities Depository Center

Kazakhstan                   Central Securities Depository

Kenya                        Central Depository and Settlement Corporation Limited

                             Central Bank of Kenya

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                      DEPOSITORIES
-------                      ------------
Republic of Korea            Korea Securities Depository

Latvia                       Latvian Central Depository

Lebanon                      Banque du Liban

                             Custodian and Clearing Center of Financial Instruments for Lebanon and
                             the Middle East (Midclear) S.A.L.

Lithuania                    Central Securities Depository of Lithuania

Malaysia                     Bank Negara Malaysia

                             Bursa Malaysia Depository Sdn. Bhd.

Mali                         Depositaire Central - Banque de Reglement

Malta                        Central Securities Depository of the Malta Stock Exchange

Mauritius                    Bank of Mauritius

                             Central Depository and Settlement Co. Ltd.

Mexico                       S.D. INDEVAL, S.A. de C.V.

Morocco                      Maroclear

Namibia                      Bank of Namibia

Netherlands                  Euroclear Nederland

New Zealand                  New Zealand Central Securities Depository Limited

Niger                        Depositaire Central - Banque de Reglement

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                      DEPOSITORIES
-------                      ------------
Nigeria                      Central Securities Clearing System Limited

Norway                       Verdipapirsentralen (Norwegian Central Securities Depository)

Oman                         Muscat Depository & Securities Registration Company, SAOC

Pakistan                     Central Depository Company of Pakistan Limited

                             State Bank of Pakistan

Palestine                    Clearing, Depository and Settlement, a department of the Palestine
                             Stock Exchange

Panama                       Central Latinoamericana de Valores, S.A. (LatinClear)

Peru                         Caja de Valores y Liquidaciones, Institucion de

                             Compensacion y Liquidacion de Valores S.A

Philippines                  Philippine Depository & Trust Corporation

                             Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                       Rejestr Papierow Wartosciowych

                             Krajowy Depozyt Papierow Wartosciowych S.A.

Portugal                     INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas
                             Centralizados de Valores Mobiliarios, S.A.

Qatar                        Central Clearing and Registration (CCR), a

                             department of the Doha Securities Market

Romania                      Bucharest Stock Exchange Registry Division

                             National Bank of Romania

Russia                       Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                      DEPOSITORIES
-------                      ------------
Senegal                      Depositaire Central - Banque de Reglement

Serbia                       Central Registrar and Central Depository for Securities

Singapore                    The Central Depository (Pte) Limited

                             Monetary Authority of Singapore

Slovak Republic              Naodna banka slovenska

                             Centralny depozitar cennych papierov SR, a.s.

Slovenia                     KDD - Centralna klirinsko depotna druzba d.d.

South Africa                 Share Transactions Totally Electronic (STRATE) Ltd.

Spain                        IBERCLEAR

Sri Lanka                    Central Depository System (Pvt) Limited

Sweden                       Vardepapperscentralen  VPC AB
                             (Swedish Central Securities Depository)

Switzerland                  SegaIntersettle AG (SIS)

Taiwan - R.O.C.              Taiwan Depository and Clearing Corporation

Thailand                     Thailand Securities Depository Company Limited

Togo                         Depositaire Central - Banque de Reglement

Trinidad and Tobago          Trinidad and Tobago Central Bank

Tunisia                      Societe Tunisienne Interprofessionelle pour la Compensation

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                      DEPOSITORIES
-------                      ------------
                             et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                       Central Bank of Turkey

                             Central Registry Agency

Uganda                       Bank of Uganda

Ukraine                      Mizhregionalny Fondovy Souz

                             National Bank of Ukraine

United Arab Emirates         Clearing and Depository System,
                             a department of the Dubai Financial Market

United Kingdom               CrestCo.

Uruguay                      Banco Central del Uruguay

Venezuela                    Banco Central de Venezuela

                             Caja Venezolana de Valores

Vietnam                      Vietnam Securities Depository

Zambia                       Bank of Zambia

                             LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.

                                                                      SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION         BRIEF DESCRIPTION
-------------------------------         -----------------
(SCHEDULED FREQUENCY)

The Guide to Custody in World Markets   An overview of settlement and safekeeping procedures,
(hardcopy annually and regular          custody practices and foreign investor considerations for
website updates)                        the markets in which State Street offers custodial services.

Global Custody Network Review           Information relating to Foreign Sub-Custodians in State
(annually)                              Street's Global Custody Network. The Review stands as an
                                        integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying
                                        with SEC Rule 17f-5. The Review also gives insight into
                                        State Street's market expansion and Foreign Sub-Custodian
                                        selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign Securities Depositories
(annually)                              presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational
                                        obligations created by SEC Rule 17f-7.

Global Legal Survey                     With respect to each market in which State Street offers
(annually)                              custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public
                                        accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to
                                        recover in the event of bankruptcy or insolvency of a
                                        Foreign Sub-Custodian or Foreign Securities System, (iii) a
                                        fund's ability to recover in the event of a loss by a
                                        Foreign Sub-Custodian or Foreign Securities System, and (iv)
                                        the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                 Copies of the contracts that State Street has entered into
(annually)                              with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers
                                        custodial services.

Global Market Bulletin                  Information on changing settlement and custody conditions in
(daily or as necessary)                 markets where State Street offers custodial services.
                                        Includes changes in market and tax regulations, depository developments, dematerialization information, as well as
                                        other market changes that may impact State Street's clients.

Foreign Custody Advisories              For those markets where State Street offers custodial
(as necessary)                          services that exhibit special risks or infrastructures
                                        impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational letters and accompanying materials confirming
(presently on a quarterly basis or      State Street's foreign custody arrangements, including a
as otherwise necessary)                 summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks
                                        associated with maintaining assets with Foreign Securities
                                        Depositories.

                         REMOTE ACCESS SERVICES ADDENDUM

    To Custodian Contract by and between State Street Bank and Trust Company and each registered investment company identified on the signature page hereto, dated February 8, 2007

     State Street and its subsidiaries have developed proprietary accounting and other systems which we utilize in conjunction with the services we provide to you (the "Systems"). In this regard, we maintain certain information in databases under our control and ownership that we make available on a remote basis to our customers (the "Remote Access Services").

     The Services. This addendum shall govern use of all Systems that State Street may from time to time agree to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Addendum ("Authorized Designees") in order to provide Remote Access Services for the purpose of obtaining and analyzing reports and information.

     Security Procedures. You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the Systems and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the Systems or the Remote Access Services has violated or intends to violate the terms of this Addendum and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the Systems and Remote Access Services, if requested, for any security reasons cited by State Street.

     Fees. Fees and charges (if any) for the use of the Systems and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

     Proprietary Information/Injunctive Relief. The Systems and Remote Access Services and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights, patents, trade secrets and other proprietary rights of State Street and its relevant licensors related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors, as applicable (the "Proprietary Information").

     You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the Systems for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

     You agree to use the Remote Access Services only in connection with the proper purposes of this Addendum. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the Systems or the Remote Access Services, (ii) sell, rent, license or otherwise use the Systems or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the Systems or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the Systems or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

     You agree that neither you nor your Authorized Designees will modify the Systems in any way, enhance or otherwise create derivative works based upon the Systems, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the Systems.

     You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury inadequately compensable in damages at law, and that State Street and its licensor, if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

     Limited Warranties. State Street represents and warrants that it has the right to grant access to the Systems and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the Systems and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     Infringement. State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such proprietary System by you under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that you notify State


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

Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should any such proprietary System or the Remote Access Services accessed thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using such System or Remote Access Services, (ii) replace or modify such System or Remote Access Services so that the System or the Remote Access Services becomes non-infringing, or (iii) terminate access to the Remote Access Services without further obligation.

     Termination. Either party may terminate access to the Remote Access Services (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. In the event of termination, you will return to State Street all Proprietary Information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

     Miscellaneous. Except as provided in the next sentence, this Addendum constitutes our entire understanding with respect to access to the Systems and the Remote Access Services. If any State Street custody, accounting or other services agreement with you contains terms and conditions relating to computer systems or data access, this Addendum shall constitute an amendment and supplement to them, and in the event of any inconsistency the provisions providing the greatest benefit to State Street shall control. This Addendum cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                          [next page is signature page]


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

CONFIRMED AND AGREED:

Each of the following registered investment companies acting with respect to each of its series, if any, or, if it has no such series, acting for itself, severally and not jointly

HARTFORD SERIES FUND, INC.


By: /s/ Tamara L. Fagely
    ---------------------------------
Name: Tamara L. Fagely
Title: Vice President


THE HARTFORD MUTUAL FUNDS, INC.


By: /s/ Tamara L. Fagely
    ---------------------------------
Name: Tamara L. Fagely
Title: Vice President


THE HARTFORD MUTUAL FUNDS II, INC.


By: /s/ Tamara L. Fagely
    ---------------------------------
Name: Tamara L. Fagely
Title: Vice President


HARTFORD HLS SERIES FUND II, INC.


By: /s/ Tamara L. Fagely
    ---------------------------------
Name: Tamara L. Fagely
Title: Vice President


HARTFORD INCOME SHARES FUND, INC.


By: /s/ Tamara L. Fagely
    ---------------------------------
Name: Tamara L. Fagely
Title: Vice President


                                       4